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                                                                   EXHIBIT 10.60

                                      FIRST
                          AMENDMENT TO LEASE AGREEMENT


      This Amendment to Lease Agreement ("Amendment") is entered into this 5th day of February, 2002, by and between MEDICAL SOCIETY OF NEW JERSEY, a New Jersey private non-profit corporation (hereinafter designated as "Landlord") with an office located at Two Princess Road, Lawrenceville, New Jersey 08648, and NEW JERSEY STATE MEDICAL UNDERWRITERS, INC., a corporation of the State of New Jersey (hereinafter designated as "Tenant") with an office located at Two Princess Road, Lawrenceville, New Jersey 08648.

                                   WITNESSETH


      WHEREAS, by that certain Lease Agreement dated as of October 1, 2000 by and between the parties hereto (the "Lease"), Landlord leased to Tenant a certain portion of the premises (the "Original Premises") located at Two Princess Road, Lawrenceville, New Jersey 08648 (the "Complex"), as identified in the Lease, together with all rights and obligations as set forth in the Lease; and


      WHEREAS, Landlord and Tenant desire to amend the Lease to increase, effective as of March 1, 2002, the square footage of the Original Premises under the Lease;


      WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.



      NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements herein contained, the parties, intending to be legally bound, agree to amend the Lease as follows:

      1. All terms and conditions of this Amendment shall be effective commencing the first day of March, 2002.

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      2.    Tenant hereby leases from Landlord and Landlord hereby rents to
Tenant an additional One Thousand Seven Hundred Eighty-Eight (1,788) square feet of space (designated as office space under the Lease) on the first (1st) floor of the Complex (the "Additional Premises"), as shown on EXHIBIT A, attached to this Amendment and made a part hereof. The Additional Premises consists of Conference Room 1B, located on the first floor of the Complex, containing 594 square feet, and an additional 1,194 square feet of office space on the first floor of the Complex. Effective March 1, 2002, the Original Premises, plus the Additional Premises, (collectively the "Premises"), shall consist of a total of 46,575 square feet of space, comprising 24,077 square feet of office space and 1,568 square feet of warehouse space on the first floor, and 20,930 square feet of office space on the second floor.

      3     The term of this Amendment shall commence on March 1, 2002 and shall expire coterminously with the Lease expiration date of September 30, 2003, or such date as the Lease shall otherwise terminate or expire in accordance with its terms.


      4. The Basic Rent for the Additional Premises shall be Thirty Thousand Six Hundred Sixty-Four and 20/100 ($30,664.20) Dollars annually (calculated at $17.15 per square foot), payable in equal monthly installments, in advance, of Two Thousand Five Hundred Fifty-Five and 35/100 ($2,555.35) Dollars (the "Additional Basic Rent"). Effective March 1, 2002, the Basic Rent for the Premises (Original Premises and the Additional Premises) shall be $782,846.05 for each year of the Lease payable in advance on the first day of each month in monthly installments of $65,237.17. The Basic Rent is calculated at $17.15 per square foot for the office space and $7.00 per square foot for the warehouse space.

      5     Tenant shall take the Additional Premises in its "AS-IS" condition.
Landlord shall have no obligation to make any alterations, additions, or improvements to the Additional Premises. Tenant may, in its sole discretion, elect to make alterations to the Additional Premises in accordance with Article 10 of the Lease.

      6. Section 4.6 of the Lease, entitled, the "Tenant's Proportionate Share" is amended to read in its entirety as follows:







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            "For the purposes hereof, Tenant's Proportionate Share shall be based upon a fraction whose numerator is the total square feet of the Premises and whose denominator is the total square feet of space at the Complex. Landlord represents that the Premises consist of 46,575 square feet and that the Complex consists of 71,733 square feet of space, such that Tenant's Proportionate Share is 64.9% ("Proportionate Share"). In the event that the Complex should be expanded such that the amount of space at the Complex shall be increased, Tenant's Proportionate Share shall be recalculated using the fraction hereinabove stated.

      7. Tenant's renewal options as set forth in Article 6 of the Lease shall also apply to the Additional Premises.

      8. Section 6.3(1) of the Lease is amended to read in its entirety as follows:

Subject to the provisions and conditions set forth in subparagraph (2) below, Basic Rent for the First Renewal Term shall be $821,102.00 per year payable in equal monthly installments of $68,425.16 calculated at $18.00 per square foot for the office space and $7.00 per square foot for the warehouse space, and for the Second Renewal Term, $866,109.00 per year payable in equal monthly installments of $72,175.75 calculated at $19.00 per square foot for the office space and $7.00 per square foot for the warehouse space.

      9. Section 7.2 of the Lease is amended to delete all references to Conference Room/Meeting Room number 2. It being understood that Conference room
(1B) is a portion of the Additional Premises, shall be Tenant's exclusive space, and shall not be included in the definition of "Common Areas" as set forth in
Section 7.2.


      10. Except as specifically modified by this Amendment, all other terms, conditions, covenants and stipulations contained in the Lease shall remain in full force and effect. All terms not defined herein shall have the meaning ascribed to them in the Lease. The word "Premises" as utilized in the Lease shall include the word "Additional Premises" as set forth herein.

      11. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.



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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to
Lease Agreement as of the day and year first above written.


Attest:                                    Landlord:
                                           MEDICAL SOCIETY OF NEW JERSEY



                                           By:
------------------------------                      ----------------------------
Name:                                               Name:
                                                    Title:





                                           Tenant:
Attest:                                    NEW JERSEY STATE MEDICAL
                                           UNDERWRITERS, INC.


                                           By:
------------------------------                      ----------------------------
Name:                                               Name:
                                                    Title:





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                                    EXHIBIT A
                             THE ADDITIONAL PREMISES






















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